Exhibit 10.1



                              EMPLOYMENT AGREEMENT

THIS AGREEMENT, made and entered into this 17th day of January 2000, is by and between Barbara J. Morris (hereinafter referred to as "Employee") and Wasatch Interactive Learning, a Utah Corporation (hereinafter referred to a "Company").

                                   WITNESSETH

WHEREAS, the Company desires to employ the Employee; and

WHEREAS, the Employee desires to accept such employment with the Company; and

WHEREAS, the Employee and the Company desire to set forth their employment relationship in a written agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants herein set forth, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.00 - EMPLOYMENT

     1.01 EMPLOYMENT. The Company hereby offers to employ the Employee upon the terms and conditions hereinafter set forth and the Employee accepts such offer and agrees to abide by the terms and conditions hereof, and the terms and conditions of the Company's and its affiliated corporations' Articles of Incorporation, Bylaws and Employee Policy Manuals.

     1.02 DUTIES. Employee shall serve as President, Director, and Officer of the Company. Employee shall develop, fund, and implement an aggressive growth plan for the Company, including an Internet strategy, as appropriate funding is available. The Company is in the process of implementing a strategy to become an OTC publicly traded company by a reverse merger with a publicly traded company (the "Merger"). The strategy includes a funding plan to capitalize the Company with a net of Seven Million Five Hundred Thousand Dollars ($7,500,000.00). This is based on there being Nine Million shares (9,000,000) issued and outstanding. Employee will have Two Million Two Hundred Fifty Thousand shares (2,250,000) and Carol Loomis will have Seven Hundred Fifty Thousand shares (750,000) initially in the Company following the Merger (3,000,000 shares equals the conversion of the original owners, Barbara Morris and Carol Loomis (the "Founders") so that they have 33% of the issued and outstanding shares of capital stock of the Company (the "Anti-Dilution Percentage") but excludes shares exchanged for debt). In the event shares are issued to acquire a business or its assets, the Company shall be free to issue stock in such acquisition without regard to Founders' percentage ownership interest in the Company; provided, however, that the percentage interest of capital stock held by the Founders' immediately following such acquisition shall thereafter be the new Anti-Dilution Percentage and future issuance of stock shall thereafter continue to be subject to this paragraph 1.02 at the new Anti-Dilution Percentage.

ARTICLE 2.00 - TERM AND TERMINATION

     2.01 TERM. The Company agrees to employ the Employee commencing on January 1, 2000. Such employment shall continue until terminated per this Agreement.

     2.02 TERMINATION. The Company may, by giving zero (0) days notice to the Employee, terminate this Agreement with cause. Notwithstanding the above, this Agreement shall terminate immediately upon the death of the Employee, and shall terminate upon ten (10) days notice by the Company if, because of illness or injury, Employee becomes unable to perform services required pursuant to this Agreement with or without reasonable accommodation as required under the Americans with Disabilities Act of 1990. Any decision to terminate this Agreement by the Company shall not be voted upon by the Employee in any capacity whatsoever. In no event shall termination of this Agreement relieve the parties hereto of any rights or obligations that survive the termination of this Agreement as set forth herein. The Company may, by giving ten (10) days notice to the employee, terminate this agreement without cause. The Employee may, by giving ten (10) days notice to the Company, terminate this agreement.

ARTICLE 3.00 - COMPENSATION

     3.01 SALARY. The Company covenants and agrees to pay Employee, as consideration for her services, a salary of One Hundred Seventy Five Thousand Dollars ($175,000.00) per year, payable in equal bimonthly installments, less payroll deductions for income tax, FICA, withholding and any other deductions as authorized by the Employee. For the purpose of causing Employee's compensation to equal the reasonable value of his services to the Company, the Company may increase the Employee's salary in any amount determined by the Company in its sole discretion.

     3.02 OPTIONS. Employee is granted options to purchase Two Hundred Thousand (250,000) shares of common stock of the Company, post reverse merger. Said options shall be vested and exercised on the following schedule and terms:

     A. 50,000 options vest upon closing of the reverse merger into an OTC publicly trading company. The Exercise Price for these options is $4.00 per share.

     B. 50,000 options vest on the one-year anniversary of the vesting of options in (A) above. The Exercise Price for these options is $5.00 per share.

     C. 50,000 options vest on the two-year anniversary of the vesting of options in (A) above. The Exercise Price for these options is $6.00 per share.

     D. 50,000 options vest on the three-year anniversary of the vesting of options in (A) above. The Exercise Price for these options is $8.00 per share.

     E. 50,000 options vest on the four-year anniversary of the vesting of options in (A) above. The Exercise Price for these options if $10.00 per share.

     All options shall vest upon achievement of revenue in a fiscal year of $18,000,000, as verified and confirmed by financial reporting. The exercise price of all options vested early due to the achievement of $18,000,000 in revenue shall have an adjusted exercise price equal to the exercise price for the anniversary year in which the milestone was reached. For example, if the options scheduled to vest in (D) were to vest early in the same year as C then all C and D options would have the $6.00 exercise price.

     3.03 BONUSES. For the purpose of causing the Employee's compensation to equal the reasonable value of her services to the Company and to reflect any outstanding contribution to the Company's revenue by Employee, the Company may pay Employee, in addition to the salary for services described in Section 3.01 above, a bonus in any amount determined by the Company in its sole discretion. The Bonus, if any, less payroll deductions for income taxes, FICA, withholding and any other deductions authorized by the Employee, shall be paid by the Company to the Employee at such time or times as the Company in its sole discretion determines.

     3.04 VACATION. During the term of this Agreement, the Employee shall be entitled to an annual four week vacation during which time Employee's salary shall be paid in full.

     3.05 CHANGE OF CONTROL. In the event that the Founders cease to "control the Company" and Employee's employment is terminated as a result of said loss of control,

     F. All unvested options shall vest immediately at the exercise price for the year the Employee's employment is terminated


     G. Employee shall receive a salary of One Hundred Seventy Five Thousand Dollars ($175,000.00) per year for two years and continue on the Company's insurance plan (as defined in the Company Employee Policy Manuals) for two years, paid in full by the Company.

Founders ceasing to "control the Company" is defined as a subsequent material change in Employees duties, which are materially adverse to the Founders or the Company is acquired, merged, consolidated or otherwise adversely changed against the Founders wishes. Resignation by the Employee following a change of control shall constitute a termination due to loss of control for purposes of this section. Employee shall be willing to provide up to six (6) months of cooperative transition support, in the event of termination due to a loss of control. The Employee will be paid at her salary rate for the cooperative transition support and the salary paid for this cooperative transition support time will be in addition to the salary stated in 3.05 B.

ARTICLE 4.00 - SPECIFIC OBLIGATIONS OF THE PARTIES

     4.01 COMPANY'S OBLIGATIONS. The Company shall provide the employee with and pay Employee's expenses for the following:

     H. Such equipment, materials and supplies as the Employee requires for the performance of her services.

     I. Costs, including tuition, meals, lodging, and transportation incurred by the Employee as stated in the Company's Travel and Expense Policy; and

     J.   Suitable offices for the performance of Employee's services.

     4.02 EMPLOYEE'S OBLIGATIONS. The Employee agrees that during the term of this Agreement, she shall:

     K. Faithfully and to the best of her ability and skill serve the Company and perform her duties pursuant to this Agreement;

     L.   Maintain records in the manner established by the Company; and

     M. Keep current all records, reports, insurance records and clerical work required by Company.

ARTICLE 5.00 - COVENANTS

     5.01 COVENANT NOT TO COMPETE. Employee does hereby covenant and represent that for the period of time Employee is employed with the Company and its affiliated corporations and for a period of two (2) years commencing upon the termination of Employee's employment with Company and its affiliated corporations and within the borders of the United States of America, she will not, directly or indirectly, on her own account or in any capacity for or on behalf of any other firm, partnership, corporation or other entity, conduct, engage in, be connected with, have an interest in or aid or assist in conducting or operating a business which is competitive to the business conducted by Company or its affiliated corporations during Employee's employment with Company and its affiliated corporations. The parties hereto stipulate and agree that the area and time period set forth above are necessary and reasonable, and that this covenant shall not terminate upon termination of this Agreement, but shall continue in full force and effect during the period of time Employee is employed with the Company and its affiliated corporations and for a period of two (2) years after such employment is terminated. Employee recognizes that her services are special, unique and extraordinary, and that in the event of a violation the Company could not be adequately compensated with legal remedies. Accordingly, Employee agrees that this covenant may be enforced by specific performance or any available legal or equitable remedy, including, but not limited to temporary restraining order or preliminary and permanent injunctions, and the Company and its affiliated corporations shall be entitled to recover from Employee all court costs and reasonable attorney's fees incurred in enforcing this covenant and vice versa. The remedies hereunder shall not be exclusive of each other, but shall be cumulative.

     5.02 COVENANT FOR PROTECTION OF PROPRIETARY INFORMAITON. The parties hereto recognize that the Company and its affiliated corporations and Employee are desirous of exchanging information during the term of this Agreement and during the period time the Employee is employed with the Company and its affiliated corporations relating to the research, development, and marketing of technology for application in the general field of education and that during the above periods of time, the Company and its affiliated corporations may disclose to the Employee certain information pursuant to this Agreement which the Company and its affiliated corporations deem proprietary.

     In order to protect said information, the parties hereto agree that during the period of Employee's employment with the Company and its affiliated corporations, and for a period of two (2) years from the termination date of any employment with the Company and its affiliated corporations employee shall not disclose information she receives or has received from the Company or its affiliated corporations, including, but not limited to information marked PROPRIETARY or CONFIDENTIAL or STRICTLY PRIVATE or INTERNAL DATA, to any other person, firm or corporation, or use no less stringent degree of care to avoid disclosure or use of such information than Employee employs with respect to her own proprietary information which she does not wish to be disseminated, published or disclosed.

     The parties hereto agree that information shall not be deemed proprietary and Employee shall have no obligation with respect to any such information which:

     N.   Is already known to Employee through lawful channels of communication;

     O.   Is or becomes publicly known through no wrongful act of Employee;


     P. Is rightfully received from a third party without similar restriction and without breach of this Agreement;

     Q.   Is  independently   developed  by  Employee  without  breach  of  this
          agreement or of Employee's duties of loyalty to the Company;

     R.   Is  furnished  to  a  third  party  by  Company  and  its   affiliated
          corporations without a similar restriction on the third party's rights; or

     S. Is approved for release by written authorization of Company or its affiliated corporations. Either party may, without breach of this Agreement, disclose proprietary information to the government by reason of a governmental requirement or to a court by reason of operation of law.

     Employee shall not liable for (1) inadvertent disclosure or use of proprietary information provided that (a) she used no less than the same degree of care in safeguarding such information as she uses for her own information of like importance, and (b) upon discovery of such inadvertent disclosure or use of such information she endeavored to prevent any further inadvertent disclosure or use, or (2) unauthorized disclosure or use of information by persons who are or who have been in her employ, unless she fails to safeguard such information with not less than the same degree of care as she uses for her own proprietary information of like importance.

     In the event proprietary information should be lost, stolen or otherwise compromised, the party formerly in possession of that information shall promptly notify the Company by phone, and follow up with a detailed report in writing within ten (10) days. A coordinated effort shall then be made to recover such information.

     All copies of written data delivered by the Company to the Employee pursuant to this Section shall be and remain the property of the Company, and all such written data, and any copies thereof, shall be promptly returned to the Company upon written request, or destroyed at the Company's option.

     Nothing contained in this Section shall be construed as granting or conferring to Employee any rights by license or otherwise, expressly, implied by, or otherwise for any invention, discovery or improvement made, conceived, or acquired at any time.

     Employee and Company agree that the period set further herein is reasonable and further that the period set forth herein does not terminate at the termination of this Agreement, but shall continue throughout any additional period of employment, and or a two (2) year period thereafter. This covenant may be enforced by specific performance or any available legal or equitable remedy, including, but not limited to, temporary restraining orders or preliminary and permanent injunctions, and the Company and its affiliated corporations shall be entitled to recover from Employee all court costs and reasonable attorney's fees incurred in enforcing this covenant. The remedies hereunder shall not be exclusive of each other, but shall be cumulative.

     5.03 DEFINITION OF AFFILIATION. Affiliation, as used in this Article, shall mean any proprietary, employment or fiduciary relationship of the Employee with the Company and its affiliated corporations, including, but not limited to, the position of Employee as director, officer, employee or consultant of the Company or its affiliated corporations.

ARTICLE 6.00 - GENERAL MATTER

     6.01 UTAH LAW. This Agreement shall be governed by the laws of the State of Utah and shall be construed in accordance therewith.

     6.02 NO WAIVER. No provision of this Agreement may be waived except by an agreement in writing signed by the waiving party.

     6.03 BINDING EFFECT. This Agreement shall be binding upon the parties, their heirs, executors, administrators, successors or assignees. The parties agree to do any and all things necessary to effectuate the purpose of this Agreement.

     6.04 CONSTRUCTION. Throughout this Agreement, the singular shall include the plural; the plural shall include the singular; and the masculine and neuter shall include the feminine, wherever the context so requires.

     6.05 TEXT TO CONTROL. The headings of articles and sections are included solely for convenience of reference. If any conflict between any heading and the text of this agreement exists, the text shall control.

     6.06 SEVERABILITY. If any provision of this agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be fully severable, and this Agreement shall be construed and enforced as if such invalid provisions never had been inserted in this Agreement.

     6.07 AMENDMENT. This Agreement may be amended, altered or revoked at any time, in whole or in part, by filing with this Agreement a written instrument setting forth such charges, signed by the Company and the Employee.

     6.08 NOTICES. All notices required to be given by this Agreement shall be made in writing either by:

     T. Personal delivery to the party requiring notice and securing a written receipt, or

     U. Mailing notice in the U.S. mails to the last known address of the party requiring notice, which shall be the address shown on the records of the Corporation for the Employee, by certified mail, return receipt requested.

The effective date of the notice shall be the date of the written receipt received upon delivery in Paragraph A above or four (4) days after the date the notice was delivered to the U. S. mail as posted on the receipt in paragraph B above.

The parties hereby execute this Employment Agreement on the day and year first written above.



                                    WASATCH INTERACTIVE LEARNING CORPORATION

                                     /s/ Carol E. Loomis
                                    --------------------------------------------
                                    Carol E. Loomis, Director



     EMPLOYEE:


     /s/ Barbara J. Morris
     ------------------------------------
     Barbara J. Morris

                                    AMENDMENT

     This  Agreement  (the  "Amendment")  is made and entered  into on April 14,
2000,  by  and  among  Barbara  J.  Morris  and  Wasatch  Interactive   Learning
Corporation, a Washington corporation (the "Company").

                                   WITNESSETH

     WHEREAS, Barbara J. Morris and Wasatch Interactive Learning Corporation, a Utah Corporation ("WILC-Utah") entered into an Employment Agreement (the "Agreement") dated January 17, 2000, pursuant to which Barbara J. Morris was employed as President, Director and Officer of WILC-Utah.

     WHEREAS, as a result of the statutory merger with WILC-Utah, on February 4, 2000, the Company assumed the Agreement by operation of law.

     WHEREAS, the parties to this Amendment desire to amend the Agreement conditioned upon the terms set forth herein.

     NOW, THEREFORE, in consideration of the premises and the material covenants and agreements hereinafter set forth, the parties agree as follows:

          1. Section 1.02 of the Agreement is amended to incorporate the following sentence: "In the event the Company shall issue in excess of nine
     (9) million shares at the time of the completion of the net $7,500,000 of funding the Founders shall be issued such number of additional shares, at no cost, to maintain their Anti-Dilution Percentage and such additional cash to pay taxes on the extra shares issued."

          2. Other than as provided herein, the Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    WASATCH INTERACTIVE
                                    LEARNING CORPORATION

                                    By: /s/ Carol E. Loomis
                                        ------------------------------------
                                            Carol E. Loomis, Vice-President


                                    By: /s/ Barbara J. Morris
                                        ------------------------------------
                                            Barbara J. Morris